EXHIBIT 99.1

First Financial Bancorp Reports First Quarter 2015 Financial Results
Earnings per Diluted Share Increase 12% from First Quarter 2014

Cincinnati, Ohio - April 30, 2015 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the first quarter 2015.

First quarter net income was $17.6 million and earnings per diluted common share were $0.29. This compares with fourth quarter net income of $18.6 million and earnings per diluted common share of $0.30 and first quarter 2014 net income of $15.1 million and earnings per diluted common share of $0.26.

▪	Continued solid quarterly performance

•	Return on average assets of 0.99%

•	Return on average shareholders' equity of 9.06%

•	Return on average tangible common equity of 11.12%

•	Net interest margin of 3.67% on a fully tax equivalent basis

▪	Strong fee income growth as noninterest income increased $0.7 million, or 4.0%, compared to the linked quarter

▪	Diligent expense management as noninterest expenses decreased $1.6 million, or 3.2%, compared to the linked quarter

▪	First quarter average loans increased $800.2 million, or 20.2%, over the same period last year

▪	Robust real estate construction lending during the first quarter. New commitments of $121.1 million during the quarter; the bulk of which has not yet funded

▪	First quarter average deposits increased $855.9 million, or 17.9%, over the same period last year

The board of directors has authorized a quarterly dividend of $0.16 per common share for the next regularly scheduled dividend, payable on July 1, 2015 to shareholders of record as of May 29, 2015.

Claude Davis, Chief Executive Officer, commented, “We are pleased with our solid earnings for the first quarter. Although the prolonged low interest rate environment continues to produce headwinds, we remain encouraged by the growth opportunities throughout the markets we serve.”

“While loan growth during the first quarter fell short of our expectations, quarterly loan production included a significant amount of construction lending that has yet to fund. We expect to see the benefit of those new originations throughout the year as those projects begin to develop."

"Our ability to successfully grow low-cost deposits continues to provide competitive advantage as we compete for new business. Likewise, we continue to enjoy the benefits of our disciplined and deliberate approach to fee income growth and expense management which creates positive operating leverage.”

"As we look forward to the rest of 2015 and beyond, our focus remains centered on serving the financial needs of our commercial, small business, consumer and wealth management clients. We will continue to listen to our clients, be responsive to their needs and will be innovative in our approach to serving them.”

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the first quarter was $58.6 million as compared to $61.1 million for the fourth quarter 2014 and $54.8 million for the first quarter 2014. Compared to the linked quarter, total interest income decreased $2.7 million, or 4.1%, while total interest expense decreased $0.2 million, or 3.4%. Net interest margin was 3.67%, on a fully tax equivalent basis, for the first quarter compared to 3.72% for the fourth quarter 2014 and 3.87% for the first quarter 2014. Excluding $0.4 million of interest income related to loans that returned to accrual status during the period, net interest margin, on a fully tax equivalent basis, was 3.70% for the fourth quarter 2014.

Interest income earned on loans decreased $2.6 million, or 4.6%, compared to the prior quarter. This decrease was driven by two fewer days, lower loan fees and lower interest income recapture from loans returning to accrual status compared to the linked quarter. These factors were partially offset by a $15.5 million, or 0.3%, increase in average loan balances during the period.

Interest income earned from investment securities decreased by $0.2 million compared to the prior quarter as average balances declined $49.3 million, or 2.7%. The decline in investment securities balances was partially offset by a 7 bps increase in the yield earned on the portfolio to 2.47%. The overall duration of the Company's investment portfolio declined to 3.1 years, as of March 31, 2015, from 3.4 years, as of December 31, 2014 and 4.2 years, as of March 31, 2014, as the Company implemented strategies in preparation for a rising interest rate environment.

The decrease in total interest expense was due to an $11.0 million, or 0.3%, decrease in average interest-bearing deposits related to seasonal outflow of public fund and commercial deposits. The cost of interest-bearing deposits was 45 bps for the first quarter and was unchanged from the prior quarter. Average borrowed funds decreased $42.7 million, or 5.8%, compared to the linked quarter and the related cost of funds increased by 3 bps from 32 bps to 35 bps.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended March 31, 2015 and for the trailing four quarters, adjusted to exclude the impact of covered and formerly covered loan activity and other select items.

Table I
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

Total noninterest income	$17,613	$16,942	$16,511	$16,337	$14,175
Selected components of noninterest income
Accelerated discount on covered / formerly covered loans[1]	2,092	1,759	789	621	1,015
FDIC loss sharing income	(1,046)	(43)	(192)	1,108	(508)
Gain on sale of investment securities	—	20	—	—	50
Other items not expected to recur	—	—	97	—	—
Total noninterest income excluding items noted above	$16,567	$15,206	$15,817	$14,608	$13,618

[1] Net of the related valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the first quarter was $16.6 million compared to $15.2 million in the fourth quarter 2014 and $13.6 million in the first quarter 2014. The $1.4 million increase compared to the linked quarter was driven primarily by a $0.7 million increase in fee income related to the Company's client derivative program and $0.7 million related to the recapture of a previously accrued liability due to the favorable resolution of a former Irwin subsidiary matter. Also contributing to the increase in noninterest income were a $0.2 million increase in income distributions from SBIC investment funds and a $0.3 million increase in fees related to the Company's trust & wealth management business, partially offset by a $0.6 million seasonal decline in deposit service charges.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended March 31, 2015 and for the trailing four quarters, adjusted to exclude the impact of covered and formerly covered asset activity and other select items.

Table II
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

Total noninterest expense	$48,068	$49,662	$51,419	$47,111	$47,842
Selected components of noninterest expense
Loss (gain) - covered / formerly covered OREO	329	(35)	(1,433)	398	33
Loss sharing expense	301	650	1,002	1,465	1,569
Expenses associated with efficiency initiative	(97)	123	309	(59)	350
Acquisition-related expenses	377	1,315	4,182	517	620
Other items not expected to recur	—	41	728	—	465
Total noninterest expense excluding items noted above	$47,158	$47,568	$46,631	$44,790	$44,805

Excluding the items highlighted in Table II, noninterest expense was $47.2 million in the first quarter of 2015, $47.6 million in the fourth quarter of 2014 and $44.8 million in the first quarter 2014. The $0.4 million decrease compared to the linked quarter was primarily due to a $1.0 million decrease in health care related expenses, a $0.7 million decrease in incentive compensation and a $0.5 million decrease in loan origination expenses partially offset by seasonal payroll tax increases of $1.0 million. Additionally, the Company experienced an increase of $0.5 million in professional services expenses compared to the linked quarter primarily related to a seasonal increase in tax preparation expenses related to our Trust & Wealth Management business. Acquisition-related expenses during the period of $0.4 million included $0.2 million of personnel costs, $0.1 million of lease termination expenses and $0.1 million of other miscellaneous expenses.

INCOME TAXES
For the first quarter, income tax expense was $8.5 million, resulting in an effective tax rate of 32.4%, compared with income tax expense of $7.8 million and an effective tax rate of 29.5% during the fourth quarter 2014 and income tax expense of $7.1 million and an effective tax rate of 31.9% during the first quarter 2014. While the effective tax rate may fluctuate from quarter to quarter due to tax jurisdiction changes and the level of tax-enhanced assets, the normalized effective tax rate in future periods is expected to be in the range of 32.0% - 34.0%.

CREDIT QUALITY
Table III below and the paragraphs that follow present certain credit quality metrics related to the Company's loan portfolio. Effective October 1, 2014, the five-year loss sharing coverage period for non-single family assets expired and the majority of the Company’s formerly covered assets were no longer subject to FDIC loss sharing protection. As a result, credit quality metrics for the three months ended March 31, 2015 and December 31, 2014 have been updated to include those formerly covered assets, as well as the assets that remain subject to FDIC loss sharing protection. Credit quality metrics for the preceding three quarters exclude covered assets due to the associated FDIC loss sharing protection in effect during those periods.

Table III			Excludes Covered / Formerly Covered Assets*
	As of or for the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2015	2014	2014	2014	2014

Total nonaccrual loans [1]	$49,153	$48,469	$41,646	$32,418	$35,334
Troubled debt restructurings - accruing	15,429	15,928	13,369	12,607	13,400
Total nonperforming loans	64,582	64,397	55,015	45,025	48,734
Total nonperforming assets	85,488	87,071	66,331	58,395	61,477
Nonperforming assets as a % of:
Period-end loans plus OREO	1.79%	1.81%	1.49%	1.59%	1.70%
Total assets	1.18%	1.21%	0.90%	0.89%	0.95%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	1.46%	1.48%	1.19%	1.25%	1.33%
Total assets	0.97%	0.99%	0.72%	0.70%	0.74%
Nonperforming loans as a % of total loans	1.36%	1.35%	1.24%	1.23%	1.35%
Provision for loan and lease losses	$2,060	$2,052	$1,093	$29	$1,159
Allowance for loan & lease losses	$53,076	$52,858	$42,454	$42,027	$43,023
Allowance for loan & lease losses as a % of:
Total loans	1.11%	1.11%	0.95%	1.15%	1.19%
Nonaccrual loans	108.0%	109.1%	101.9%	129.6%	121.8%
Nonperforming loans	82.18%	82.1%	77.2%	93.3%	88.3%
Allowance and loan marks, net of indemnification asset, as a % of total loans	1.43%	1.51%	*	*	*
Total net charge-offs	$1,842	$3,183	$666	$1,025	$1,965
Annualized net-charge-offs as a % of average
loans & leases	0.16%	0.27%	0.07%	0.11%	0.23%

[1] Includes nonaccrual troubled debt restructurings
* Amounts reclassified in the fourth quarter of 2014 due to the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014.

Net Charge-offs
For the first quarter net charge-offs totaled $1.8 million, a decrease of $1.3 million, or 42.1% compared to the linked quarter, and was 16 bps, as a percentage of loans on an annualized basis, compared to 27 bps as of December 31, 2014. Charge-offs on commercial loans increased $1.4 million during the quarter driven by the $0.5 million charge-off of a single credit relationship. Offsetting the increase in commercial charge-offs was a $2.4 million, or 55.6%, decline in charge-offs on covered / formerly covered loans during the period from $4.3 million for the fourth quarter to $1.9 million for the first quarter.

Nonperforming Assets
Nonaccrual loans increased $0.7 million, or 1.4%, to $49.2 million as of March 31, 2015 from $48.5 million as of December 31, 2014. The increase in nonaccrual loans was primarily related to increases in the commercial and commercial real estate portfolios, including the additions of a single commercial relationship totaling $1.0 million and a single commercial real estate relationship totaling $2.2 million during the period. These increases were partially offset by lower retail real estate and home equity nonaccrual loan balances as of March 31, 2015.

Accruing troubled debt restructurings decreased $0.5 million, or 3.1%, to $15.4 million as of March 31, 2015 from $15.9 million as of December 31, 2014.

OREO decreased $1.8 million, or 7.8%, to $20.9 million during the first quarter as $3.2 million of additions were offset by $4.6 million of sales and $0.4 million of valuation adjustments during the period.

Total classified assets decreased $1.0 million, or 0.6%, to $153.8 million as of March 31, 2015 from $154.8 million as of December 31, 2014 primarily due to a $1.0 million, or 2.1% decrease in covered / formerly covered classified assets. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of March 31, 2015, loans 30-to-89 days past due totaled $17.0 million, or 0.36% of period-end loans, compared to $18.2 million, or 0.38%, as of December 31, 2014. The decrease in loans 30-to-89 days past due was driven primarily by a $2.0 million decrease in delinquent commercial loans and a $0.8 million decrease in delinquent credit card loans, partially offset by a $2.4 million increase in commercial real estate delinquencies during the period.

Delinquent loans exclude purchased impaired loans, even though they may be contractually past due, as any nonpayment of contractual principal or interest is considered in the periodic re-estimation of cash flows and is included in the resulting recognition of loan loss provision or prospective yield adjustments on covered and formerly covered loans.

Provision for Loan & Lease Losses
First quarter provision expense was $2.1 million and the total allowance for loan and lease losses as of March 31, 2015 was $53.1 million compared to $52.9 million as of December 31, 2014. The allowance as a percentage of period-end loans was 1.11% at the end of the first quarter, which was unchanged from the fourth quarter. The balance of the Company's total allowance and loan marks, net of the indemnification asset, was 1.43% of total loans and leases as of March 31, 2015 compared to 1.51% as of December 31, 2014.

LOANS
The following table presents the loan portfolio as of March 31, 2015, December 31, 2014 and March 31, 2014.

Table IV
	As of
	March 31, 2015		December 31, 2014		March 31, 2014
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$1,298,874	27.3%	$1,315,114	27.5%	$1,152,442	28.6%
Real estate - construction	227,969	4.8%	197,571	4.1%	96,476	2.4%
Real estate - commercial	2,120,084	44.5%	2,140,667	44.8%	1,748,688	43.5%
Real estate - residential	496,852	10.4%	501,894	10.5%	438,439	10.9%
Installment	43,798	0.9%	47,320	1.0%	50,017	1.2%
Home equity	456,278	9.6%	458,627	9.6%	420,746	10.5%
Credit card	37,886	0.8%	38,475	0.8%	37,008	0.9%
Lease financing	81,796	1.7%	77,567	1.6%	79,792	2.0%
Total loans	$4,763,537	100.0%	$4,777,235	100.0%	$4,023,608	100.0%

Total loans were $4.8 billion as of March 31, 2015, decreasing $13.7 million, or 0.3%, compared to the linked quarter and increasing $739.9 million, or 18.4%, compared to March 31, 2014. Average total loans for the first quarter increased by $15.5 million, or 0.3%, compared to the fourth quarter primarily due to originated loan volume during the fourth quarter. Total loans decreased modestly during the quarter as new loan fundings were offset by runoff during the period. Additionally, new loan originations during the first quarter included approximately $98.5 million of real estate construction loans that have yet to fund.

INVESTMENTS
The following table presents a summary of the total investment portfolio at March 31, 2015.

Table V
	As of March 31, 2015
	Held-to-	Available-for-			Percent
(Dollars in thousands)	Maturity	Sale	Other	Total	of Portfolio

Debt obligations of the U.S. Government	$—	$99	$—	$99	—%
Debt obligations of U.S. Government Agency	17,041	11,504	—	28,545	1.6%
Residential Single Family Mortgage Backed Securities
Pass-through securities:
Agency	206,003	88,202	—	294,205	16.5%
Non-Agency	18,189	—	—	18,189	1.0%
Collateralized mortgage obligations:
Agency	332,418	368,323		700,741	39.3%
Non-Agency	—	7,637	—	7,637	0.4%
Commercial mortgage backed securities	235,911	121,408	—	357,319	20.0%
Municipal bond securities	25,305	86,759	—	112,064	6.3%
Corporate securities	4,799	70,171	—	74,970	4.2%
Asset-backed securities	—	125,461	—	125,461	7.0%
Regulatory stock	—	—	47,941	47,941	2.7%
Other	—	12,605	5,452	18,057	1.0%
	$839,666	$892,169	$53,393	$1,785,228	100.0%

The investment portfolio increased $24.1 million, or 1.4%, to $1.8 billion during the first quarter as $71.3 million of purchases were offset by $47.2 million in principal runoff, amortization and other portfolio reductions. The overall duration of the Company's investment portfolio declined to 3.1 years, as of March 31, 2015, from 3.4 years, as of December 31, 2014 and 4.2 years, as of March 31, 2014, as the Company implemented strategies in preparation for a rising interest rate environment. The yield earned on the portfolio during the quarter increased 7 bps to 2.47% from 2.40% for the linked quarter. The net unrealized gain/(loss) related to the investment portfolio, which is included in accumulated other comprehensive loss, increased from an unrealized loss of $2.5 million as of December 31, 2014 to an unrealized gain of $2.5 million as of March 31, 2015 due primarily to the decline in interest rates during the quarter.

DEPOSITS
Total deposits were $5.7 billion as of March 31, 2015, increasing $58.8 million, or 1.0%, compared to the linked quarter. Average total deposits were $5.6 billion as of March 31, 2015, decreasing $15.7 million, or 0.3%, compared to the linked quarter. The increase in period-end balances was driven by a $14.1 million, or 4.4% annualized, increase in noninterest-bearing deposits and a $44.8 million increase, or 4.2% annualized, increase in interest-bearing deposits.

Non-time deposit balances totaled $4.4 billion as of March 31, 2015, increasing $36.9 million, or 0.8%, compared to the linked quarter. The average balance of non-time deposits totaled $4.4 billion as of March 31, 2015, decreasing $36.1 million, or 0.8%, compared to the linked quarter.

Time deposit balances increased $21.9 million, or 1.7%, to $1.3 billion as of March 31, 2015. Average time deposit balances totaled $1.3 billion as of March 31, 2015, increasing $20.4 million, or 1.6%, compared to the linked quarter.

The Company’s total cost of deposit funding, inclusive of noninterest-bearing balances, was 35 bps for the quarter, unchanged compared to the prior quarter.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of March 31, 2015, December 31, 2014 and March 31, 2014.

Table VI
	As of
	March 31,	December 31,	March 31,
	2015	2014	2014

Total shareholders' equity	$795,742	$784,077	$691,347
Leverage ratio	9.67%	9.44%	9.94%
Common equity tier 1 capital ratio	12.29%	12.69%	14.42%
Tier 1 capital ratio	12.29%	12.69%	14.42%
Total risk-based capital ratio	13.27%	13.71%	15.67%
Ending tangible shareholders' equity to ending tangible assets	9.16%	9.02%	9.23%
Tangible book value per share	$10.54	$10.38	$10.24

Shareholders’ equity increased $11.7 million during the quarter due primarily to net income for the quarter which was partially offset by declared dividends.

The Company’s Tier I and total risk-based capital ratios declined during the quarter due primarily to an increase in risk-weighted assets resulting from the implementation of Basel III capital rules that became fully effective on January 1, 2015. The Basel III standards apply higher risk weightings to unfunded commitments, certain types of commercial real estate lending and non-accrual loans. The Company’s tangible equity ratio increased during the quarter due to higher tangible equity partially offset by higher tangible assets. The Company's leverage ratio increased primarily as a result of higher Tier 1 Capital and lower average assets.

Regulatory capital ratios as of March 31, 2015 are considered preliminary pending the filing of the Company’s regulatory reports.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, May 1, 2015 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10064241. The webcast will be archived on the Investor Relations section of the Company’s website through May 1, 2016.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2015, the Company had $7.2 billion in assets, $4.8 billion in loans, $5.7 billion in deposits and $796 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of March 31, 2015. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 107 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
Eric Stables                        Adam Kiefaber
Investor Relations                    Media Relations
(513) 458-6454                        (513) 979-5735
eric.stables@bankatfirst.com                adam.kiefaber@bankatfirst.com

Selected Financial Information
March 31, 2015
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2015	2014	2014	2014	2014
RESULTS OF OPERATIONS
Net income	$17,621	$18,599	$15,344	$15,953	$15,104
Net earnings per share - basic	$0.29	$0.31	$0.26	$0.28	$0.26
Net earnings per share - diluted	$0.29	$0.30	$0.26	$0.28	$0.26
Dividends declared per share	$0.16	$0.16	$0.15	$0.15	$0.15

KEY FINANCIAL RATIOS
Return on average assets	0.99%	1.02%	0.88%	0.99%	0.96%
Return on average shareholders' equity	9.06%	9.46%	8.16%	9.19%	8.95%
Return on average tangible shareholders' equity	11.12%	11.63%	10.15%	10.73%	10.49%

Net interest margin	3.61%	3.67%	3.66%	3.70%	3.82%
Net interest margin (fully tax equivalent) (1)	3.67%	3.72%	3.71%	3.76%	3.87%

Ending shareholders' equity as a percent of ending assets	10.98%	10.86%	10.52%	10.78%	10.64%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.16%	9.02%	8.71%	9.39%	9.23%
Risk-weighted assets	11.64%	12.02%	12.07%	13.56%	13.50%

Average shareholders' equity as a percent of average assets	10.95%	10.77%	10.75%	10.79%	10.69%
Average tangible shareholders' equity as a percent of
average tangible assets	9.11%	8.94%	8.83%	9.38%	9.27%

Book value per share	$12.90	$12.76	$12.61	$12.23	$11.98
Tangible book value per share	$10.54	$10.38	$10.23	$10.49	$10.24

Common equity tier 1 ratio (2)	12.29%	12.69%	12.74%	14.34%	14.42%
Tier 1 ratio (2)	12.29%	12.69%	12.74%	14.34%	14.42%
Total capital ratio (2)	13.27%	13.71%	13.80%	15.59%	15.67%
Leverage ratio (2)	9.67%	9.44%	9.70%	9.99%	9.94%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$4,770,671	$4,758,374	$4,403,591	$4,025,074	$3,966,838
FDIC indemnification asset	22,112	24,172	28,050	33,987	43,799
Investment securities	1,762,622	1,811,941	1,865,241	1,811,175	1,807,571
Interest-bearing deposits with other banks	21,255	22,617	29,433	10,697	2,922
Total earning assets	$6,576,660	$6,617,104	$6,326,315	$5,880,933	$5,821,130
Total assets	$7,201,313	$7,241,869	$6,937,283	$6,454,252	$6,399,235
Noninterest-bearing deposits	$1,286,067	$1,290,754	$1,179,207	$1,110,697	$1,096,509
Interest-bearing deposits	4,361,525	4,372,529	4,041,255	3,832,295	3,695,177
Total deposits	$5,647,592	$5,663,283	$5,220,462	$4,942,992	$4,791,686
Borrowings	$691,012	$733,726	$896,328	$745,990	$842,479
Shareholders' equity	$788,511	$780,131	$745,729	$696,609	$684,332

CREDIT QUALITY RATIOS (4)
Allowance to ending loans	1.11%	1.11%	0.95%	1.15%	1.19%
Allowance to nonaccrual loans	107.98%	109.06%	101.94%	129.64%	121.76%
Allowance to nonperforming loans	82.18%	82.08%	77.17%	93.34%	88.28%
Nonperforming loans to total loans	1.36%	1.35%	1.24%	1.23%	1.35%
Nonperforming assets to ending loans, plus OREO	1.79%	1.81%	1.49%	1.59%	1.70%
Nonperforming assets to total assets	1.18%	1.21%	0.90%	0.89%	0.95%
Net charge-offs to average loans (annualized)	0.16%	0.27%	0.07%	0.11%	0.23%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) March 31, 2015 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.
(4) Includes covered and previously covered assets for the three months ended March 31, 2015 and December 31, 2014 as FDIC loss sharing coverage expired for the majority of these assets effective October 1, 2014.

2

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2015	2014
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$54,464	$57,087	$53,725	$48,877	$49,147	$208,836
Investment securities
Taxable	9,608	9,905	10,227	10,355	10,437	40,924
Tax-exempt	1,117	1,060	894	796	810	3,560
Total investment securities interest	10,725	10,965	11,121	11,151	11,247	44,484
Other earning assets	(1,181)	(1,299)	(1,455)	(1,301)	(1,406)	(5,461)
Total interest income	64,008	66,753	63,391	58,727	58,988	247,859

Interest expense
Deposits	4,820	5,013	4,218	3,606	3,316	16,153
Short-term borrowings	303	293	354	292	329	1,268
Long-term borrowings	299	308	456	525	524	1,813
Total interest expense	5,422	5,614	5,028	4,423	4,169	19,234
Net interest income	58,586	61,139	58,363	54,304	54,819	228,625
Provision for loan and lease losses	2,060	2,052	893	(384)	(1,033)	1,528
Net interest income after provision for loan and lease losses	56,526	59,087	57,470	54,688	55,852	227,097

Noninterest income
Service charges on deposit accounts	4,523	5,102	5,263	5,137	4,772	20,274
Trust and wealth management fees	3,634	3,376	3,207	3,305	3,746	13,634
Bankcard income	2,620	2,639	2,859	2,809	2,433	10,740
Net gains from sales of loans	1,464	1,571	1,660	737	396	4,364
Gain on sale of investment securities	0	20	0	0	50	70
FDIC loss sharing income	(1,046)	(43)	(192)	1,108	(508)	365
Accelerated discount on covered/formerly covered loans	2,092	1,759	789	621	1,015	4,184
Other	4,326	2,518	2,925	2,620	2,271	10,334
Total noninterest income	17,613	16,942	16,511	16,337	14,175	63,965

Noninterest expenses
Salaries and employee benefits	26,941	28,140	28,686	25,615	25,261	107,702
Net occupancy	5,005	4,806	4,577	4,505	5,299	19,187
Furniture and equipment	2,153	2,229	2,265	1,983	2,077	8,554
Data processing	2,772	2,942	4,393	2,770	2,858	12,963
Marketing	888	1,048	939	830	786	3,603
Communication	570	551	541	562	623	2,277
Professional services	1,970	1,429	1,568	1,449	1,724	6,170
State intangible tax	577	175	648	644	644	2,111
FDIC assessments	1,090	1,128	1,126	1,074	1,134	4,462
Loss (gain) - other real estate owned	474	289	(589)	711	451	862
Loss sharing expense	301	650	1,002	1,465	1,569	4,686
Other	5,327	6,275	6,263	5,503	5,416	23,457
Total noninterest expenses	48,068	49,662	51,419	47,111	47,842	196,034
Income before income taxes	26,071	26,367	22,562	23,914	22,185	95,028
Income tax expense	8,450	7,768	7,218	7,961	7,081	30,028
Net income	$17,621	$18,599	$15,344	$15,953	$15,104	$65,000

ADDITIONAL DATA
Net earnings per share - basic	$0.29	$0.31	$0.26	$0.28	$0.26	$1.11
Net earnings per share - diluted	$0.29	$0.30	$0.26	$0.28	$0.26	$1.09
Dividends declared per share	$0.16	$0.16	$0.15	$0.15	$0.15	$0.61

Return on average assets	0.99%	1.02%	0.88%	0.99%	0.96%	0.96%
Return on average shareholders' equity	9.06%	9.46%	8.16%	9.19%	8.95%	8.94%

Interest income	$64,008	$66,753	$63,391	$58,727	$58,988	$247,859
Tax equivalent adjustment	983	946	818	758	702	3,224
Interest income - tax equivalent	64,991	67,699	64,209	59,485	59,690	251,083
Interest expense	5,422	5,614	5,028	4,423	4,169	19,234
Net interest income - tax equivalent	$59,569	$62,085	$59,181	$55,062	$55,521	$231,849

Net interest margin	3.61%	3.67%	3.66%	3.70%	3.82%	3.71%
Net interest margin (fully tax equivalent) (1)	3.67%	3.72%	3.71%	3.76%	3.87%	3.76%

Full-time equivalent employees	1,353	1,369	1,395	1,296	1,286

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

3

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2015	2014	2014	2014	2014	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$111,011	$110,122	$121,360	$123,160	$161,515	0.8%	(31.3)%
Interest-bearing deposits with other banks	25,350	22,630	22,365	39,237	9,681	12.0%	161.9%
Investment securities available-for-sale	892,169	840,468	929,594	897,715	862,526	6.2%	3.4%
Investment securities held-to-maturity	839,666	867,996	900,521	899,502	890,806	(3.3)%	(5.7)%
Other investments	53,393	52,626	49,986	47,640	47,659	1.5%	12.0%
Loans held for sale	14,937	11,005	16,816	13,108	6,171	35.7%	142.1%
Loans
Commercial	1,298,874	1,315,114	1,328,526	1,171,181	1,152,442	(1.2)%	12.7%
Real estate - construction	227,969	197,571	195,524	115,703	96,476	15.4%	136.3%
Real estate - commercial	2,120,084	2,140,667	2,135,968	1,700,069	1,748,688	(1.0)%	21.2%
Real estate - residential	496,852	501,894	498,873	447,561	438,439	(1.0)%	13.3%
Installment	43,798	47,320	51,131	47,753	50,017	(7.4)%	(12.4)%
Home equity	456,278	458,627	460,957	426,846	420,746	(0.5)%	8.4%
Credit card	37,886	38,475	38,042	37,937	37,008	(1.5)%	2.4%
Lease financing	81,796	77,567	73,216	81,212	79,792	5.5%	2.5%
Total loans	4,763,537	4,777,235	4,782,237	4,028,262	4,023,608	(0.3)%	18.4%
Less
Allowance for loan and lease losses	53,076	52,858	53,989	54,452	53,596	0.4%	(1.0)%
Net loans	4,710,461	4,724,377	4,728,248	3,973,810	3,970,012	(0.3)%	18.7%
Premises and equipment	140,477	141,381	141,851	133,418	135,105	(0.6)%	4.0%
Goodwill	137,739	137,739	137,458	95,050	95,050	0.0%	44.9%
Other intangibles	7,847	8,114	8,542	5,344	5,566	(3.3)%	41.0%
FDIC indemnification asset	20,397	22,666	24,160	30,420	39,003	(10.0)%	(47.7)%
Accrued interest and other assets	292,349	278,697	272,568	287,340	275,995	4.9%	5.9%
Total Assets	$7,245,796	$7,217,821	$7,353,469	$6,545,744	$6,499,089	0.4%	11.5%

LIABILITIES
Deposits
Interest-bearing demand	$1,214,882	$1,225,378	$1,214,726	$1,105,031	$1,102,029	(0.9)%	10.2%
Savings	1,922,815	1,889,473	1,827,590	1,656,798	1,639,495	1.8%	17.3%
Time	1,277,291	1,255,364	1,247,334	973,100	956,049	1.7%	33.6%
Total interest-bearing deposits	4,414,988	4,370,215	4,289,650	3,734,929	3,697,573	1.0%	19.4%
Noninterest-bearing	1,299,602	1,285,527	1,243,367	1,140,198	1,122,816	1.1%	15.7%
Total deposits	5,714,590	5,655,742	5,533,017	4,875,127	4,820,389	1.0%	18.6%
Federal funds purchased and securities sold
under agreements to repurchase	68,142	103,192	113,303	128,013	112,293	(34.0)%	(39.3)%
FHLB short-term borrowings	523,500	558,200	806,000	686,300	722,800	(6.2)%	(27.6)%
Total short-term borrowings	591,642	661,392	919,303	814,313	835,093	(10.5)%	(29.2)%
Long-term debt	47,598	48,241	52,656	59,693	60,163	(1.3)%	(20.9)%
Total borrowed funds	639,240	709,633	971,959	874,006	895,256	(9.9)%	(28.6)%
Accrued interest and other liabilities	96,224	68,369	74,581	90,780	92,097	40.7%	4.5%
Total Liabilities	6,450,054	6,433,744	6,579,557	5,839,913	5,807,742	0.3%	11.1%

SHAREHOLDERS' EQUITY
Common stock	570,623	574,643	574,209	574,206	573,243	(0.7)%	(0.5)%
Retained earnings	360,390	352,893	344,118	337,971	330,672	2.1%	9.0%
Accumulated other comprehensive loss	(17,054)	(21,409)	(20,888)	(21,569)	(27,648)	(20.3)%	(38.3)%
Treasury stock, at cost	(118,217)	(122,050)	(123,527)	(184,777)	(184,920)	(3.1)%	(36.1)%
Total Shareholders' Equity	795,742	784,077	773,912	705,831	691,347	1.5%	15.1%
Total Liabilities and Shareholders' Equity	$7,245,796	$7,217,821	$7,353,469	$6,545,744	$6,499,089	0.4%	11.5%

4

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2015	2014	2014	2014	2014
ASSETS
Cash and due from banks	$112,841	$124,216	$125,528	$118,947	$123,583
Federal funds sold	0	0	8,795	0	0
Interest-bearing deposits with other banks	21,255	22,617	20,638	10,697	2,922
Investment securities	1,762,622	1,811,941	1,865,241	1,811,175	1,807,571
Loans held for sale	8,606	11,774	15,357	8,464	4,924
Loans
Commercial	1,300,869	1,282,752	1,221,637	1,147,876	1,100,904
Real estate - construction	215,380	192,626	154,515	103,033	91,570
Real estate - commercial	2,129,434	2,158,336	1,927,003	1,733,739	1,743,976
Real estate - residential	496,451	493,895	475,510	441,383	434,595
Installment	45,376	49,356	49,958	48,538	51,048
Home equity	458,083	456,494	444,745	423,937	422,656
Credit card	38,409	38,966	38,381	37,649	37,068
Lease financing	78,063	74,175	76,485	80,455	80,097
Total loans	4,762,065	4,746,600	4,388,234	4,016,610	3,961,914
Less
Allowance for loan and lease losses	53,648	54,656	55,697	55,149	61,902
Net loans	4,708,417	4,691,944	4,332,537	3,961,461	3,900,012
Premises and equipment	141,153	141,871	136,956	134,522	136,624
Goodwill	137,739	137,551	118,756	95,050	95,050
Other intangibles	7,950	8,321	7,138	5,445	5,723
FDIC indemnification asset	22,112	24,172	28,050	33,987	43,799
Accrued interest and other assets	278,618	267,462	278,287	274,504	279,027
Total Assets	$7,201,313	$7,241,869	$6,937,283	$6,454,252	$6,399,235

LIABILITIES
Deposits
Interest-bearing demand	$1,176,263	$1,217,852	$1,135,126	$1,169,350	$1,107,844
Savings	1,914,723	1,904,568	1,782,472	1,702,521	1,633,910
Time	1,270,539	1,250,109	1,123,657	960,424	953,423
Total interest-bearing deposits	4,361,525	4,372,529	4,041,255	3,832,295	3,695,177
Noninterest-bearing	1,286,067	1,290,754	1,179,207	1,110,697	1,096,509
Total deposits	5,647,592	5,663,283	5,220,462	4,942,992	4,791,686
Federal funds purchased and securities sold
under agreements to repurchase	77,269	119,712	125,094	123,682	110,533
FHLB short-term borrowings	565,918	564,062	710,879	562,466	671,579
Total short-term borrowings	643,187	683,774	835,973	686,148	782,112
Long-term debt	47,825	49,952	60,355	59,842	60,367
Total borrowed funds	691,012	733,726	896,328	745,990	842,479
Accrued interest and other liabilities	74,198	64,729	74,764	68,661	80,738
Total Liabilities	6,412,802	6,461,738	6,191,554	5,757,643	5,714,903

SHAREHOLDERS' EQUITY
Common stock	573,932	574,588	574,190	573,716	575,828
Retained earnings	355,848	347,435	340,680	332,944	324,875
Accumulated other comprehensive loss	(20,163)	(18,841)	(20,969)	(25,189)	(29,251)
Treasury stock, at cost	(121,106)	(123,051)	(148,172)	(184,862)	(187,120)
Total Shareholders' Equity	788,511	780,131	745,729	696,609	684,332
Total Liabilities and Shareholders' Equity	$7,201,313	$7,241,869	$6,937,283	$6,454,252	$6,399,235

5

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2015		December 31, 2014		March 31, 2014		Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Balance	Yield	Balance	Yield	Balance	Yield	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investments:
Investment securities	$1,762,622	2.47%	$1,811,941	2.40%	$1,807,571	2.52%	$305	$(545)	$(240)	$(248)	$(274)	$(522)
Interest-bearing deposits with other banks	21,255	0.27%	22,617	0.30%	2,922	1.39%	(2)	(1)	(3)	(8)	12	4
Gross loans (2)	4,792,783	4.51%	4,782,546	4.63%	4,010,637	4.83%	(1,435)	(1,067)	(2,502)	(3,155)	8,693	5,538
Total earning assets	6,576,660	3.95%	6,617,104	4.00%	5,821,130	4.11%	(1,132)	(1,613)	(2,745)	(3,411)	8,431	5,020

Nonearning assets
Allowance for loan and lease losses	(53,648)		(54,656)		(61,902)
Cash and due from banks	112,841		124,216		123,583
Accrued interest and other assets	565,460		555,205		516,424
Total assets	$7,201,313		$7,241,869		$6,399,235

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,176,263	0.08%	$1,217,852	0.10%	$1,107,844	0.12%
Savings	1,914,723	0.27%	1,904,568	0.31%	1,633,910	0.20%
Time	1,270,539	1.07%	1,250,109	1.02%	953,423	0.94%
Total interest-bearing deposits	4,361,525	0.45%	4,372,529	0.45%	3,695,177	0.36%	$(73)	$(120)	$(193)	$768	$736	$1,504
Borrowed funds
Short-term borrowings	643,187	0.19%	683,774	0.17%	782,112	0.17%	36	(26)	10	39	(65)	(26)
Long-term debt	47,825	2.54%	49,952	2.45%	60,367	3.52%	11	(20)	(9)	(147)	(78)	(225)
Total borrowed funds	691,012	0.35%	733,726	0.32%	842,479	0.41%	47	(46)	1	(108)	(143)	(251)
Total interest-bearing liabilities	5,052,537	0.44%	5,106,255	0.44%	4,537,656	0.37%	(26)	(166)	(192)	660	593	1,253

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,286,067		1,290,754		1,096,509
Other liabilities	74,198		64,729		80,738
Shareholders' equity	788,511		780,131		684,332
Total liabilities & shareholders' equity	$7,201,313		$7,241,869		$6,399,235

Net interest income (1)	$58,586		$61,139		$54,819		$(1,106)	$(1,447)	$(2,553)	$(4,071)	$7,838	$3,767
Net interest spread (1)		3.51%		3.56%		3.74%
Net interest margin (1)		3.61%		3.67%		3.82%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

6

FIRST FINANCIAL BANCORP.
CREDIT QUALITY

(Dollars in thousands)
(Unaudited)

			Excluding covered assets*
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar 31,
	2015 (2)	2014 (2)	2014	2014	2014
ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$52,858	$53,989	$42,027	$43,023	$43,829
Provision for loan and lease losses	2,060	2,052	1,093	29	1,159
Gross charge-offs
Commercial	1,481	130	83	571	656
Real estate - construction	0	0	0	0	0
Real estate - commercial	208	385	702	699	543
Real estate - residential	314	221	161	283	257
Installment	131	78	63	14	128
Home equity	700	349	469	383	544
Other	294	287	338	237	296
Covered / formerly covered loans	1,916	4,318	*	*	*
Total gross charge-offs	5,044	5,768	1,816	2,187	2,424
Recoveries
Commercial	44	75	566	580	39
Real estate - construction	29	0	0	0	0
Real estate - commercial	354	423	323	334	114
Real estate - residential	64	29	34	100	27
Installment	60	45	46	50	77
Home equity	154	45	46	37	103
Other	45	111	135	61	99
Covered / formerly covered loans	2,452	1,857	*	*	*
Total recoveries	3,202	2,585	1,150	1,162	459
Total net charge-offs	1,842	3,183	666	1,025	1,965
Ending allowance for loan and lease losses	$53,076	$52,858	$42,454	$42,027	$43,023

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.45%	0.02%	(0.16)%	0.00%	0.24%
Real estate - construction	(0.05)%	0.00%	0.00%	0.00%	0.00%
Real estate - commercial	(0.03)%	(0.01)%	0.09%	0.10%	0.12%
Real estate - residential	0.24%	0.18%	0.13%	0.20%	0.26%
Installment	0.68%	0.28%	0.15%	(0.33)%	0.45%
Home equity	0.53%	0.29%	0.42%	0.37%	0.48%
Other	0.88%	0.63%	0.72%	0.61%	0.70%
Covered/formerly covered loans	(0.74)%	3.06%	*	*	*
Total net charge-offs	0.16%	0.27%	0.07%	0.11%	0.23%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial	$6,926	$5,817	$6,486	$7,077	$7,097
Real estate - construction	223	223	223	223	223
Real estate - commercial	29,925	27,752	25,262	15,288	16,758
Real estate - residential	6,100	7,241	6,696	6,806	8,157
Installment	278	443	398	459	399
Home equity	2,462	3,064	2,581	2,565	2,700
Lease financing	0	0	0	0	0
Covered /formerly covered loans	3,239	3,929	*	*	*
Nonaccrual loans	49,153	48,469	41,646	32,418	35,334
Accruing troubled debt restructurings (TDRs)	15,429	15,928	13,369	12,607	13,400
Total nonperforming loans	64,582	64,397	55,015	45,025	48,734
Other real estate owned (OREO)	20,906	22,674	11,316	13,370	12,743
Total nonperforming assets	85,488	87,071	66,331	58,395	61,477
Accruing loans past due 90 days or more	85	216	249	256	208
Total underperforming assets	$85,573	$87,287	$66,580	$58,651	$61,685
Classified assets	$109,090	$109,122	$105,914	$103,799	$103,471
Covered/formerly covered classified assets	44,727	45,682	*	*	*
Total classified assets	$153,817	$154,804	$105,914	$103,799	$103,471

CREDIT QUALITY RATIOS
Allowance for loan and lease losses to
Nonaccrual loans	107.98%	109.06%	101.94%	129.64%	121.76%
Nonperforming loans	82.18%	82.08%	77.17%	93.34%	88.28%
Total ending loans	1.11%	1.11%	0.95%	1.15%	1.19%
Allowance and loan marks, net of indemnification asset, to total loans	1.43%	1.51%	*	*	*
Nonperforming loans to total loans	1.36%	1.35%	1.24%	1.23%	1.35%
Nonperforming assets to
Ending loans, plus OREO	1.79%	1.81%	1.49%	1.59%	1.70%
Total assets	1.18%	1.21%	0.90%	0.89%	0.95%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	1.46%	1.48%	1.19%	1.25%	1.33%
Total assets	0.97%	0.99%	0.72%	0.70%	0.74%

(1) Nonaccrual loans include nonaccrual TDRs of $20.3 million, $12.3 million, $13.2 million, $11.0 million, and $14.6 million as of March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

(2) Includes covered and previously covered assets for the three months ended March 31, 2015 and December 31, 2014 as FDIC loss sharing coverage expired for the majority of these assets effective October 1, 2014.

* Amounts reclassified in the fourth quarter of 2014 due to the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014.

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FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2015	2014	2014	2014	2014
PER COMMON SHARE
Market Price
High	$18.30	$19.00	$17.66	$18.43	$18.20
Low	$16.52	$15.34	$15.83	$15.51	$15.98
Close	$17.81	$18.59	$15.83	$17.21	$17.98

Average shares outstanding - basic	61,013,489	60,905,095	59,403,109	57,201,494	57,091,604
Average shares outstanding - diluted	61,731,844	61,627,518	60,112,932	57,951,636	57,828,179
Ending shares outstanding	61,686,887	61,456,547	61,368,473	57,718,317	57,709,937

Total shareholders' equity	795,742	784,077	773,912	705,831	691,347

REGULATORY CAPITAL (1)	Preliminary
Common equity tier 1 capital	$686,191	$673,851	$662,504	$640,133	$630,995
Common equity tier 1 capital ratio	12.29%	12.69%	12.74%	14.34%	14.42%
Tier 1 capital	$686,295	$673,955	$662,608	$640,237	$631,099
Tier 1 ratio	12.29%	12.69%	12.74%	14.34%	14.42%
Total capital	$740,967	$728,284	$717,823	$696,014	$685,926
Total capital ratio	13.27%	13.71%	13.80%	15.59%	15.67%
Total capital in excess of minimum
requirement	$294,290	$303,358	$301,653	$338,848	$335,806
Total risk-weighted assets	$5,583,461	$5,311,573	$5,202,123	$4,464,578	$4,376,505
Leverage ratio	9.67%	9.44%	9.70%	9.99%	9.94%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.98%	10.86%	10.52%	10.78%	10.64%
Ending tangible shareholders' equity to ending tangible assets	9.16%	9.02%	8.71%	9.39%	9.23%
Average shareholders' equity to average assets	10.95%	10.77%	10.75%	10.79%	10.69%
Average tangible shareholders' equity to average tangible assets	9.11%	8.94%	8.83%	9.38%	9.27%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	0	0	40,255
Average share repurchase price	N/A	N/A	N/A	N/A	$17.32
Total cost of shares repurchased	N/A	N/A	N/A	N/A	$697

(1) 2015 amounts and ratios are calculated under the Basel III standardized approach
(2) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

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